UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain,” “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Resignation of Toney Jennings

On November 22, 2024, Toney Jennings, Chief Executive Officer, resigned as the Chief Executive Officer. Mr. Jennings’ resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

b) Resignation of Richard Schaeffer

On November 22, 2024, Richard Schaeffer, Chairman of the Board of Directors, resigned from the Board of Directors. Mr. Schaeffer’s resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

c) Resignation of Najwa Aaraj

On November 22, 2024, Najwa Aaraj, Board of Directors, resigned from the Board of Directors. Ms. Aaraj’s resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

On December 31, 2024, the Company accepted the resignations of Toney Jennings, Richard Schaeffer, and Najwa Aaraj.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: January 6, 2025	By:	/s/ Arthur Rozenberg
Arthur Rozenberg
Chief Executive Officer

3